SCHEDULE 14A

                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant:        Yes.

Filed by a Party other than the Registrant:  No.

Check the appropriate box:

[ ]      Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

[X]      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                                    MFB Corp.
                (Name Of Registrant As Specified In Its Charter)

                                    MFB Corp.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required
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         and 0-11
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                  applies:             N/A
         (2)      Aggregate number of securities to which transaction
                  applies:             N/A
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                  computed pursuant to Exchange Act Rule 0-11 (Set forth
                  the amount on which the filing fee is calculated and
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         offsetting  fee was paid  previously.  Identify the previous  filing by
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         its filing. N/A (1) Amount Previously Paid:

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

                                   MFB CORP.

                            121 South Church Street
                            Mishawaka, Indiana 46544
                                 (219) 255-3146

                    ----------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    ----------------------------------------

                         To Be Held On January 15, 2002

     Notice is hereby given that the Annual Meeting of Shareholders of MFB Corp. (the "Holding Company") will be held at the McKinley Branch Office of MFB Financial at 411 W. McKinley Avenue, Mishawaka, Indiana 46545, on Tuesday, January 15, 2002, at 7:00 p.m., Eastern Standard Time.

     The Annual Meeting will be held for the following purposes:

1. Election of Directors. Election of three directors of the Holding Company to serve three-year terms expiring in 2005.

2. Approval of Stock Option Plan. Approval and ratification of the MFB Corp. 2002 Stock Option Plan.

3. Ratification of Auditors. Ratification of the appointment of Crowe, Chizek and Company LLP as auditors for MFB Corp. for the fiscal year ending September 30, 2002.

4. Other Business. Such other matters as may properly come before the meeting or any adjournment thereof.

     Shareholders of record at the close of business on November 29, 2001, are entitled to vote at the meeting or any adjournment thereof.

     We urge you to read the enclosed Proxy Statement carefully so that you may be informed about the business to come before the meeting, or any adjournment thereof. At your earliest convenience, please sign and return the accompanying proxy in the postage-paid envelope furnished for that purpose.

     A copy of our Annual Report for the fiscal year ended September 30, 2001, is enclosed. The Annual Report is not a part of the proxy soliciting material enclosed with this letter.

                                              By Order of the Board of Directors


                                              /s/ Charles J. Viater

                                              Charles J. Viater, President and
                                              Chief Executive Officer

Mishawaka, Indiana
December 13, 2001

IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                    MFB CORP.

                            121 South Church Street
                            Mishawaka, Indiana 46544
                                 (219) 255-3146

                                ---------------
                                PROXY STATEMENT
                                ---------------

                                       FOR

                         ANNUAL MEETING OF SHAREHOLDERS

                                January 15, 2002

     This Proxy Statement is being furnished to the holders of common stock, without par value (the "Common Stock"), of MFB Corp. (the "Holding Company"), an Indiana corporation, in connection with the solicitation of proxies by the Board of Directors of the Holding Company to be voted at the Annual Meeting of Shareholders to be held at 7:00 p.m., Eastern Standard Time, on January 15, 2002, at the McKinley Branch Office of MFB Financial at 411 W. McKinley Avenue, Mishawaka, Indiana, and at any adjournment of such meeting. The principal asset of the Holding Company consists of 100% of the issued and outstanding shares of common stock, $.01 par value per share, of MFB Financial. This Proxy Statement is expected to be mailed to the shareholders on or about December 13, 2001.

     The proxy solicited hereby, if properly signed and returned to the Holding Company and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted for each of the matters described below and, upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies.

     Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Holding Company written notice thereof (M. Gilbert Eberhart, 121 South Church Street, Mishawaka, Indiana 46544), (ii) submitting a duly executed proxy bearing a later date, or
(iii) by appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Only shareholders of record at the close of business on November 29, 2001 ("Voting Record Date"), will be entitled to vote at the Annual Meeting. On the Voting Record Date, there were 1,339,839 shares of the Common Stock issued and outstanding, and the Holding Company had no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented at the Annual Meeting. The holders of over 50% of the outstanding shares of Common Stock as of the Voting Record Date must be present in person or by proxy at the Annual Meeting to constitute a quorum. In determining whether a quorum is present, shareholders who abstain, cast broker non-votes, or withhold authority to vote on one or more director nominees will be deemed present at the Annual Meeting.

     The following table sets forth certain information regarding the beneficial ownership at the Common Stock as of November 29, 2001, by each person who is known by the Holding Company to own beneficially 5% or more of the Common Stock. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.


                                                          Number of Shares
        Name and Address of                                of Common Stock                      Percent of
        Beneficial Owner (1)                             Beneficially Owned                      Class (2)
   --------------------------                          ----------------------                 --------------
First Manhattan Co., General Partner                          93,883 (3)                           7.0%
   First Save Associates, L.P. and
   Second First Save Associates, L.P. (3)
437 Madison Avenue
New York, New York  10022

Home Federal Savings Bank, Trustee                           131,302 (4)                           9.8%
501 Washington Street
Columbus, Indiana 47201

Charles J. Viater                                             88,414   (5)                         6.3%

-----------------------------
(1) The information in this chart is based on Schedule 13D and 13G reports filed by the above-listed persons with the Securities and Exchange Commission and subsequent communications from such persons. It does not reflect any changes in those shareholdings which may have occurred since the date of such filings or communications.

(2) Based upon 1,339,839 shares of Common Stock outstanding which does not include options for 185,150 shares of Common Stock granted to certain directors, officers and employees of the Holding Company and MFB Financial.

(3) First Manhattan Co. is a securities broker and dealer and investment advisor. First Manhattan Co. is the general partner of each of the limited partnerships that own these shares. First Manhattan Co. has sole voting and dispositive power with respect to the shares listed above.

(4) These shares are held by the Trustee of the Holding Company's Employee Stock Ownership Plan. The employees participating in that Plan are entitled to instruct the Trustee how to vote shares held in their accounts under the Plan. Unallocated shares held in a suspense account under the Plan are required under the Plan terms to be voted by the Trustee in the same proportion as allocated shares are voted.

(5) Includes 7,277 whole shares allocated to Mr. Viater under the MFB Financial Employee Stock Ownership Plan and Trust (the "ESOP") as of September 30, 2000, 1,523 whole shares allocated to his account under the MFB Financial Employees' Savings & Profit Sharing Plan and Trust (the "401(k) Plan") as of September 30, 2001, and 58,114 shares subject to stock options granted under the MFB Corp. Stock Option Plan (the "Option Plan") and the MFB Corp. 1997 Option Plan (the "1997 Option Plan"). Does not include 13,886 shares subject to stock options granted under the Option Plan and the 1997 Option Plan which are not exercisable within 60 days of the Voting Record Date.

                      PROPOSAL I -- ELECTION OF DIRECTORS

     The Board of Directors currently consists of seven members. The By-Laws provide that the Board of Directors is to be divided into three classes as nearly equal in number as possible. The members of each class are to be elected for a term of three years and until their successors are elected and qualified. One class of directors is to be elected annually. Directors must have their principal domicile in St. Joseph County, Indiana, must have had a loan or deposit relationship with MFB Financial for a continuous period of 12 months prior to their nomination to the board, and non-employee directors must have served as a member of a civic or community organization based in St. Joseph County, Indiana for at least a continuous period of 12 months during the five years prior to their nomination to the Board. The nominees for director this year are Thomas F. Hums, Michael J. Marien, and Charles J. Viater, each of whom is a current director of the Holding Company. If elected by the shareholders at the Annual Meeting, the terms of Messrs. Hums, Marien and Viater will expire in 2005.

     Unless otherwise directed, each proxy executed and returned by a shareholder will be voted for the election of the nominees listed below. If any person named as a nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxy holders will nominate and vote for a replacement nominee recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why the nominees listed below may not be able to serve as directors if elected.

     The following table sets forth certain information regarding the nominees for the position of director of the Holding Company, including the number and percent of shares of Common Stock beneficially owned by such persons as of the Voting Record Date. Unless otherwise indicated, each nominee has sole investment and/or voting power with respect to the shares shown as beneficially owned by him. No nominee for director is related to any other nominee for director or executive officer of the Holding Company by blood, marriage, or adoption, and there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected. The table also sets forth the number of shares of Holding Company Common Stock beneficially owned by all directors and executive officers of the Holding Company as a group.


                                                                    Director       Common Stock
                                                 Director of         of the        Beneficially
                              Expiration of          MFB             Holding        Owned as of
                                 Term as          Financial          Company       November 29,       Percentage
Name                            Director            Since             Since          2001 (1)         of Class
----                          -------------      ------------       ---------      ------------       ----------
Director Nominees:
Thomas F. Hums                    2005               1961             1994            30,748              2.3%
Michael J. Marien                 2005               1987             1994            38,180  (2)         2.8%
Charles J. Viater                 2005               1995             1995            88,414  (3)         6.3%

Directors:

M. Gilbert Eberhart, DDS          2003               1979            1994              41,900 (2)         3.1%
Jonathan E. Kintner, O.D.         2003               1977            1994              33,140 (4)         2.5%
Christine A. Lauber               2004               1998            1998               7,400 (5)          .5%
Reginald H. Wagle                 2004               1982            1994              34,100 (6)         2.5%

Executive Officers:

Donald R. Kyle                                                                          6,493 (7)          .5%
All directors and executive officers
     as a group 9)                                                                    280,375 (8)        19.3%

---------------------------------
(1) Based upon information furnished by the respective director nominees. Under applicable regulations, shares are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares the power to vote or dispose of the shares, whether or not he or she has any economic power with respect to the shares. Includes shares beneficially owned by members of the immediate families of the director nominees residing in their homes.

(2) Of these shares, 12,000 shares are subject to a stock option granted under the Option Plan.

(3) Includes 7,277 whole shares allocated to Mr. Viater under the ESOP as of September 30, 2000, 1,523 whole shares allocated to his account under the 401(k) Plan as of September 30, 2001, and 58,114 shares subject to stock options granted under the Option Plan and the 1997 Option Plan. Does not include 13,886 shares subject to stock options granted under the Option Plan and the 1997 Option Plan which are not exercisable within 60 days of the Voting Record Date.

(4) Of these shares, 5,400 shares are subject to a stock option granted under the Stock Option Plan.

(5) Includes 7,200 shares subject to a stock option granted under the 1997 Option Plan. Does not include 4,800 shares subject to a stock option granted under the 1997 Option Plan which is not exercisable within 60 days of the Voting Record Date.

(6) Includes 19,200 shares held jointly by Mr. Wagle and his spouse and 12,000 shares subject to a stock option granted under the Stock Option Plan.

(7) Includes 5,000 shares subject to stock options granted under the 1997 Option Plan, 339 shares allocated to Mr. Kyle under the 401(k) Plan, and 154 shares allocated to Mr. Kyle under the ESOP. Does not include 2,500 shares subject to a stock option granted under the 1997 Option Plan which is not exercisable within 60 days of the Voting Record Date.

(8) The total of such shares includes 111,714 shares subject to stock options granted under the Option Plan and the 1997 Option Plan, 7,431 shares allocated to such persons under the ESOP, and 1,862 shares allocated to such persons under the 401(k) Plan.

     Presented below is certain information concerning the directors and director nominees of the Holding Company:

     M. Gilbert Eberhart, DDS (age 67) has served as Secretary of MFB Financial since 1987 and of the Holding Company since its inception. He is also a dentist based in Mishawaka.

     Thomas F. Hums (age 68) served as President and Chief Executive Officer of MFB Financial from 1972 until September 1995 and as President and Chief
Executive Officer of the Holding Company from its inception until September, 1995. He is the current Chairman of the Holding Company and of MFB Financial.

     Jonathan E. Kintner,  O.D. (age 58) is an  optometrist  based in Mishawaka.

     Christine A. Lauber (age 56) has served as a certified public accountant in private practice in South Bend, Indiana for more than the last five years. She also serves as President of Automated Information Management, Inc. (payroll management services, South Bend, Indiana).

     Michael J. Marien (age 53) has served as an Account Manager for ITW/Signode Corp., a division of Illinois Tool Works (packaging of steel industry products and services, Glenview, Illinois), for more than the past five years.

     Charles J. Viater (age 47) has served as the President and Chief Executive Officer of the Holding Company and of MFB Financial since September, 1995. He previously served as Executive Vice President of Amity Federal Bank and Chief Financial Officer of Amity Bancshares, Inc. (Tinley Park, Illinois) beginning in December, 1990.

     Reginald H. Wagle (age 59) has served as Vice President of Memorial Health Foundation since 1992. Until 1992, he was a free-lance political consultant and until 1991, he also served as District Director for the Office of United States Representative John P. Hiler, Third Congressional District of Indiana.

     THE DIRECTORS WILL BE ELECTED UPON RECEIPT OF A PLURALITY OF VOTES CAST AT THE ANNUAL SHAREHOLDERS MEETING. PLURALITY MEANS THAT INDIVIDUALS WHO RECEIVE THE LARGEST NUMBER OF VOTES CAST ARE ELECTED UP TO THE MAXIMUM NUMBER OF DIRECTORS TO BE CHOSEN AT THE MEETING. ABSTENTIONS, BROKER NON-VOTES, AND INSTRUCTIONS ON THE ACCOMPANYING PROXY TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE OF THE NOMINEES WILL RESULT IN THE RESPECTIVE NOMINEE RECEIVING FEWER VOTES. HOWEVER, THE NUMBER OF VOTES OTHERWISE RECEIVED BY THE NOMINEE WILL NOT BE REDUCED BY SUCH ACTION.

The Board of Directors and its Committees

     During the fiscal year ended September 30, 2001, the Board of Directors of the Holding Company met or acted by written consent 14 times. No director attended fewer than 75% of the aggregate total number of meetings during the last fiscal year of the Board of Directors of the Holding Company held while he served as director and of meetings of committees which he served during that fiscal year. The Board of Directors of the Holding Company has an Audit Committee and a Stock Compensation Committee. All committee members are appointed by the Board of Directors.

     The Audit Committee recommends the appointment of the Holding Company's independent accountants, and meets with them to outline the scope and review the results of such audit. The members of the Audit Committee are Christine A. Lauber, Thomas F. Hums and Reginald H. Wagle. The Audit Committee held five meetings during the fiscal year ended September 30, 2001.

     The Stock Compensation Committee administers the Holding Company's stock option plans. The members of that Committee are Messrs. Eberhart, Kintner, Marien, Wagle and Hums and Ms. Lauber. It held no meetings during the fiscal year ended September 30, 2001.

     The Board of Directors nominated the slate of directors set forth in the Proxy Statement. Although the Board of Directors of the Holding Company will consider nominees recommended by shareholders, it has not actively solicited recommendations for nominees from shareholders nor has it established procedures for this purpose. Article III, Section 12 of the Holding Company's By-Laws provides that shareholders entitled to vote for the election of directors may name nominees for election to the Board of Directors but there are certain requirements that must be satisfied in order to do so. Among other things, written notice of a proposed nomination must be received by the Secretary of the Holding Company not less than 120 days prior to the Annual Meeting; provided, however, that in the event that less than 130 days' notice or public disclosure of the date of the meeting is given or made to shareholders (which notice or public disclosure includes the date of the Annual Meeting specified in the Holding Company's By-Laws if the Annual Meeting is held on such date), notice must be received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

Audit Committee Report, Charter, and Independence

     Audit Committee Report. The Audit Committee reports as follows with respect to the audit of the Holding Company's financial statements for the fiscal year ended September 30, 2001, included in the Holding Company's Shareholder Annual Report accompanying this Proxy Statement ("2001 Audited Financial Statements"):

     The Committee has reviewed and discussed the Holding Company's 2001 Audited Financial Statements with the Company's management.

     The Committee has discussed with its independent auditors (Crowe, Chizek and Company LLP) the matters required to be discussed by Statement on Auditing Standards 61, which include, among other items, matters related to the conduct of the audit of the Holding Company's financial statements.

     The Committee has received written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (which relates to the auditor's independence from the Holding Company and its related entities) and has discussed with the auditors the auditors' independence from the Holding Company.

     Based on review and discussions of the Holding Company's 2001 Audited Financial Statements with management and discussions with the independent auditors, the Audit Committee recommended to the Board of Directors that the Holding Company's 2001 Audited Financial Statements be included in the Holding Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2001.

     This Report is respectfully submitted by the Audit Committee of the Holding Company's Board of Directors.

                             Audit Committee Members
                             -----------------------
                               Christine A. Lauber
                                 Thomas F. Hums
                                Reginald H. Wagle

     Audit Committee Charter. The Board of Directors has adopted a written charter for the Audit Committee. The Board of Directors reviews and approves changes to the Audit Committee Charter annually.

     Independence of Audit Committee Members. The Holding Company's Audit Committee is comprised of Messrs. Thomas F. Hums, Reginald H. Wagle and Ms.
Christine A. Lauber. Each of these members meets the requirements for independence set forth in the Listing Standards of the National Association of Securities Dealers.

Management Remuneration and Related Transactions

     Joint Report of the Compensation Committee and the Stock Compensation Committee

     The Board of Directors of MFB Financial reviews payroll costs, establishes policies and objectives relating to compensation, and is advised of aggregate budgeted amounts for the salaries of all employees, including executive officers, which (with the exception of the salary and bonus of the President and Chief Executive Officer) are determined by the Holding Company's President and Chief Executive Officer or by Departmental managers. All decisions relating to salary of the Holding Company's Named Executive Officer are approved by the full Board of Directors in an executive session at which the Named Executive Officer is not present. In fiscal 2001, there were no modifications made by the full Board of Directors to the President's actions and recommendations concerning budgeted amounts for compensation. In approving the salaries of executive officers other than his own, Mr. Viater has access to and reviews compensation data for comparable financial institutions in the Midwest. Moreover, from time to time Mr. Viater reviews information provided to him by independent compensation consultants in making his decisions.

     The Holding Company's Stock Compensation Committee administers the Holding Company's stock option plans. Its members are Ms. Lauber and Messrs. Eberhart, Kintner, Marien, Wagle and Hums.

     The objectives of the Board of Directors and the Stock Compensation Committee with respect to executive compensation are the following:

     (1) provide compensation opportunities comparable to those offered by other similarly situated financial institutions in order to be able to attract and retain talented executives who are critical to the Holding Company's long-term success;

     (2)  reward  executive   officers  based  upon  their  ability  to  achieve
          short-term and long-term strategic goals and objectives and to enhance shareholder value; and

     (3) align the interests of the executive officers with the long-term interests of shareholders by granting stock options which will become more valuable to the executives as the value of the Holding Company's shares increases.

     At present, the Holding Company's executive compensation program is comprised of base salary, annual incentive bonuses and long-term incentive bonuses in the form of stock options. Reasonable base salaries are awarded based on salaries paid by comparable financial institutions, particularly in the Midwest, and individual performance.

     Base Salary. Base salary levels of the Holding Company's executive officers are intended to be comparable to those offered by similar financial institutions in the Midwest. In determining base salaries, the Holding Company's President and Chief Executive Officer also takes into account individual experience and performance.

     Mr. Charles J. Viater was the Holding Company's Chief Executive Officer throughout fiscal 2001. Mr. Viater's salary was increased from $151,923 in fiscal 2000 to $178,723 in fiscal 2001. In recommending this increase, the Board of Directors of the Holding Company, excluding Mr. Viater, considered the Holding Company's financial performance for the prior fiscal year.

     Stock Options. The Holding Company's stock option plans serve as long-term incentive plans for executive officers and other key employees. These plans align executive and shareholder long-term interests by creating a strong and direct link between executive pay and shareholder return, and enable executives to acquire a significant ownership position in the Holding Company's Common Stock. Stock options are granted at the prevailing market price and will only have a value to the executives if the stock price increases. The Stock Compensation Committee determines the number of option grants to be made to executive officers based on the practices of comparable financial institutions as well as the executive's level of responsibility and contributions to the Holding Company.

     Mr. Viater did not receive any grant of stock options during fiscal year 2001. See "Management Remuneration and Related Transactions-- Stock Options."

     Finally, the Board of Directors notes that Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code), in certain circumstances, limits to $1 million the deductibility of compensation, including stock-based compensation, paid to top executives by public companies. None of the compensation paid to the executive officers named in the compensation table below exceeded the threshold for deductibility under section 162(m).

     The Board of Directors and the Stock Compensation Committee believe that linking executive compensation to corporate performance results in a better alignment of compensation with corporate goals and the interests of the Holding Company's shareholders. As performance goals are met or exceeded, most probably resulting in increased value to shareholders, executives are rewarded commensurately. The Committee members believe that compensation levels during fiscal 2001 for executives and for the chief executive officer adequately reflect the Holding Company's compensation goals and policies.

         Board Members                     Stock Compensation Committee Members
         -----------------------------     ------------------------------------
         M. Gilbert Eberhart, DDS          M. Gilbert Eberhart, DDS
         Thomas F. Hums                    Thomas F. Hums
         Jonathan E. Kintner, O.D.         Jonathan E. Kintner, O.D.
         Christine A. Lauber               Christine A. Lauber
         Michael J. Marien                 Michael J. Marien
         Charles J. Viater                 Reginald H. Wagle
         Reginald H. Wagle

     Remuneration of Named Executive Officer

     During the fiscal year ended September 30, 2001, no cash compensation was paid directly by the Holding Company to any of its executive officers. Each of such officers was compensated by MFB Financial.

     The following table sets forth information as to annual, long-term and other compensation for services in all capacities to the Holding Company and its subsidiaries for the last three fiscal years of (1) the person who served as chief executive officer of the Holding Company during the fiscal year ended September 30, 2001, and (2) each other executive officer of the Holding Company who earned over $100,000 in salary and bonuses during that fiscal year (the "Named Executive Officers").

                                                         Summary Compensation Table

                                                                             Long Term Compensation
                                                                             ----------------------
                                        Annual Compensation                           Awards
                                     ------------------------                ----------------------
                                                                   Other                                   All
                                                                  Annual     Restricted   Securities      Other
Name and                  Fiscal                                  Compen-       Stock     Underlying     Compen-
Principal Position         Year      Salary ($)(1)  Bonus ($)   sation($)(2)   Awards($)   Options(#)   sation($)(3)
------------------        ------     -------------  ---------   ------------ -----------  -----------   ------------
Charles J. Viater,         2001        $192,273      60,000         ---          ---         ---          $19,889
   President and Director  2000        $165,673      50,000         ---          ---         ---          $21,191
                           1999        $161,443      42,000         ---          ---      12,000 (4)      $26,062
Donald R. Kyle             2001        $117,308      37,500         ---          ---         ---          $ 5,758
   Executive Vice          2000        $125,000         ---         ---          ---       7,500 (5)      $    86
   President and Chief
   Operating Officer

------------------------------------
(1)  Includes fees received for service on MFB Financial's Board of Directors.

(2) The Named Executive Officers of the Holding Company receive certain perquisites, but the incremental cost of providing such perquisites does not exceed the lesser of $50,000 or 10% of the officer's salary and bonus.

(3) Includes MFB Financial's contributions to the MFB Financial Employee Stock Ownership Plan and Trust allocable to the Named Executive Officers and MFB Financial's contributions on behalf of the Named Executive Officers to the 401(k) Plan.

(4) These options vest at the rate of 441 shares on November 13, 1999, 441 shares on November 13, 2000, 3,232 shares on November 13, 2001, 4,651 shares on November 13, 2002, and 3,235 shares on November 13, 2003.

(5) These options vest at the rate of 33-1/3% per year commencing July 20, 2000.

     Stock Options

     The following table includes the number of shares covered by stock options held by the Named Executive Officers as of September 30, 2001. Also reported are the values for "in-the-money" options (options whose exercise price is lower than the market value of the shares at fiscal year end) which represent the spread between the exercise price of any such existing stock options and the fiscal year-end market price of the stock. The Named Executive Officers did not receive or exercise any stock options during the fiscal year.

               Outstanding Stock Option Grants and Value Realized As Of 9/30/01

                                     Number of Unexercised                  Value of Unexercised In-the-Money
                                    Options at Fiscal Year End                Options at Fiscal Year End (1)
                               -----------------------------------         ----------------------------------
Name                           Exercisable        Unexercisable(2)         Exercisable       Unexercisable(2)
----------------------         -----------        ----------------         -----------       ----------------
Charles J. Viater                58,114                13,886               $114,688                ---
Donald R. Kyle                    5,000                 2,500                  ---                  ---

------------------------------
(1) Amounts reflecting gains on outstanding options are based on the average between the high and low prices for the shares on October 1, 2001, which was $1829/32 per share.
(2) The shares represented could not be acquired by the Named Executive Officer as of September 30, 2001.

     Employment Contracts

     MFB Financial has entered into a three-year employment contracts with Mr. Viater, the Holding Company's President and Chief Executive Officer, and with Mr. Kyle, the Holding Company's Executive Vice President. The contracts extend monthly for an additional month to maintain their three-year term if the Board of Directors of MFB Financial determines to so extend them, unless notice not to extend is properly given by either party to the contract. Mr. Viater and Mr. Kyle receive salary under the contract equal to their current salary subject to increases approved by the Board of Directors. The contracts also provide, among other things, for other fringe benefits and benefit plans available to MFB Financial's employees. Mr. Viater or Mr. Kyle may terminate his employment upon sixty days' written notice to MFB Financial. MFB Financial may discharge either of them for cause (as defined in the contract) at any time or in certain events specified by OTS regulations. If MFB Financial terminates Mr. Kyle's employment for other than cause or if Mr. Kyle terminates his own employment for cause (as defined in the contract), he will receive his base compensation under the contract for an additional three years if the termination follows a change of control of the Holding Company (as defined below) or for the remaining term of the contract, if the termination does not follow a change of control. Mr. Viater will receive such payments if he terminates his own employment for cause (as defined in the contract) or if he terminates his employment without cause within 12 months following a change of control. Mr. Viater's employment may not be terminated by MFB Financial without cause. In addition, during such periods, each employee will continue to participate in MFB Financial's group insurance plans or receive comparable benefits. Moreover, within a period of three months after such termination following a change of control, Mr. Viater or Mr. Kyle will have the right to cause MFB Financial to purchase any stock options they hold for a price equal to the fair market value (as defined in the contact) of the shares subject to such options minus their option price. If the payments provided for in the contract, together with any other payments made to Mr. Viater or Mr. Kyle by MFB Financial, are deemed to be payments in violation of the "golden parachute" rules of the Code, such payments will be reduced to the largest amount which would not cause MFB Financial to lose a tax deduction for such payments under those rules. As of the date hereof, the cash compensation which would be paid under the contracts if the three-year payment obligation were triggered under the contracts would be $720,000 to Mr. Viater and $457,500 to Mr. Kyle. For purposes of this employment contract, a change of control of the Holding Company is generally an acquisition of control, as defined in regulations issued under the Change in Bank Control Act and the Savings and Loan Holding Company Act.

     The employment contracts provide MFB Financial protection of its confidential business information and protection from competition by Mr. Viater should he voluntarily terminate his employment without cause or be terminated by MFB Financial for cause. Similar contracts have been entered into with respect to five other officers of the Holding Company.

     Compensation of Directors

     All directors of MFB Financial receive an annual fee of $5,200, plus a fee of $700 per Board meeting attended. Members of Board Committees, who are not employees of MFB Financial, are paid a separate fee of $30 per meeting. As Chairman of the Board of MFB Financial, Mr. Hums receives additional directors' fees of $2,600 per year.

     Directors of the Holding Company are not currently paid directors' fees. The Holding Company may, if it believes it is necessary to attract qualified directors or otherwise beneficial to the Holding Company, adopt a policy of paying directors' fees.

     Pension Plan

     MFB Financial's full-time employees are included in the Holding Company's pension plan, a noncontributory multiple employer comprehensive pension plan (the "Pension Plan"). Separate actuarial valuations are not made for individual employer members of the Pension Plan. MFB Financial's employees are eligible to participate in the plan once they have completed one year of service for MFB Financial and attained age 21, if they complete 1,000 hours of service in a calendar year. An employee's pension benefits are 100% vested after five years of service.

     The Pension Plan provides for monthly or lump sum retirement benefits determined as a percentage of the employee's average salary (for his highest five consecutive years of salary) times his years of service. Salary covered includes total taxable compensation as reported on IRS Form W-2, which includes the salary and bonuses set forth in the table below. Early retirement, disability, and death benefits are also payable under the Pension Plan, depending upon the participant's age and years of service. MFB Financial expensed $6,600 for the Pension Plan during the fiscal year ended September 30, 2001.

     The estimated base annual retirement benefits presented on a straight-line basis payable at normal retirement age (65) under the Pension Plan to persons in specified salary and years of service classifications are as follows (benefits noted in the table are not subject to any offset).

                                                             Years of Service
                    ------------------------------------------------------------------------------------------------
Highest 5-Year
 Compensation          15             20              25             30            35            40            50
--------------      --------       --------        --------       --------      --------      --------      --------
  $160,000          $48,000        $ 64,000        $ 80,000       $ 96,000      $112,000      $128,000      $160,000
  $180,000          $54,000        $ 72,000        $ 90,000       $108,000      $126,000      $144,000      $180,000
  $200,000          $60,000        $ 80,000        $100,000       $120,000      $140,000      $160,000      $200,000
  $220,000          $66,000        $ 88,000        $110,000       $132,000      $154,000      $176,000      $220,000
  $240,000          $72,000        $ 96,000        $120,000       $144,000      $168,000      $192,000      $240,000
  $260,000          $78,000        $104,000        $130,000       $156,000      $182,000      $208,000      $260,000
  $280,000          $84,000        $112,000        $140,000       $168,000      $196,000      $224,000      $280,000

     Benefits are currently subject to maximum Code limitations of $160,000 per year. The years of service credited to Mr. Viater under the Pension Plan as of September 30, 2001, were thirteen.

     Performance Graph

     The following graph shows the performance of the Holding Company's Common Stock since September 30, 1996, in comparison to the NASDAQ Stock market - U.S. Index and the NASDAQ Bank Index.


[Graph Omitted]

                                         COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                                     AMONG MFB CORP., THE NASDAQ STOCK MARKET (U.S.) INDEX
                                                   AND THE NASDAQ BANK INDEX
                              -----------------------------------------------------------------
                                   9/96       9/97       9/98       9/99       9/00       9/01

MFB CORP.                        100.00     127.94     114.31     111.93     100.58     113.20
NASDAQ STOCK MARKET (U.S.)       100.00     137.27     139.44     227.82     302.47     123.64
NASDAQ BANK                      100.00     166.56     165.35     176.09     188.76     214.01

*$100 INVESTED ON 9/30/1996 IN STOCK OR INDEX-INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING SEPTEMBER 30.

     Transactions With Certain Related Persons

     MFB Financial has followed a policy of offering to its directors and executive officers real estate mortgage loans secured by their principal residence and other loans. These loans are made in the ordinary course of business with the same collateral, interest rates and underwriting criteria as those of comparable transactions prevailing at the time and do not involve more than the normal risk of collectibility or present other unfavorable features.

     Compensation Committee Interlocks and Insider Participation

     All directors of MFB Financial supervise budget decisions concerning the compensation of all employees, including executive officers. The Holding Company's President and Chief Executive Officer sets salaries and bonuses of executive officers other than his own, subject to the review of the Board of Directors. Departmental managers set the compensation of non-officer employees. The Board of Directors of MFB Financial sets the salary and bonus of Charles J. Viater, the President and Chief Executive Officer of the Holding Company, in an executive session at which Mr. Viater is not present. Mr. Viater is an officer of the Holding Company. Mr. Hums is a former officer of the Holding Company. All other directors of MFB Financial are outside directors of the Holding Company. All members of the Stock Compensation Committee are outside directors of the Holding Company.

                        PROPOSAL II -- STOCK OPTION PLAN

     The Board of Directors of the Holding Company adopted the MFB Corp. 2002 Stock Option Plan (the "2002 Option Plan") on October 16, 2001. The essential features of the 2002 Option Plan are summarized below, but the 2002 Option Plan is set forth in full in Exhibit A to this Proxy Statement, and all statements made in this summary are qualified by reference to the full text of the 2002 Option Plan.

Purpose

     The purpose of the 2002 Option Plan is to provide to certain directors, officers and other key employees of the Holding Company and its subsidiaries (currently approximately ten persons) a favorable opportunity to acquire Common Stock of the Holding Company and thereby increase the incentive of such persons to work for the success of the Holding Company and its subsidiaries and better enabling such entities to attract or retain capable directors and executive personnel.

     The 2002 Option Plan provides for the grant of both incentive stock options (options that afford favorable tax treatment to recipients upon compliance with certain restrictions and that do not normally result in tax deductions to the Holding Company) and options that do not so qualify (non-qualified stock options).

Administration

     The 2002 Option Plan is administered, construed and interpreted by a committee consisting of at least two members of the Holding Company's Board of Directors. Currently, the Holding Company's Stock Compensation Committee administers the 2002 Option Plan. The Stock Compensation Committee selects the individuals to whom options or cash awards will be granted and determines the time of grant, the number of shares of stock to be covered by each option, the amount of any cash awards, the option price, the period within which the option may be exercised, whether the option is an incentive stock option or non-qualified stock option, and any other terms and conditions of the options or cash awards granted. Members of the Stock Compensation Committee must be nonemployee directors of the Holding Company. The current members of that Committee are set forth on page 4 of this Proxy Statement.

Reservation of Shares

     The Holding Company has reserved 100,000 shares of its Common Stock for issuance upon exercise of options to be granted under the 2002 Option Plan. No stock options have been granted under the 2002 Option Plan as yet. Shares issued under the 2002 Option Plan may be authorized but unissued shares or treasury shares of the Holding Company. In the event of corporate changes affecting the Holding Company's Common Stock, such as reorganizations, recapitalizations, stock splits, stock dividends, mergers, consolidations, liquidations, and extraordinary distributions (consisting of cash, securities, or other assets), the Stock Compensation Committee may make appropriate adjustments in the number and kind of shares reserved under the 2002 Option Plan and in the option price under, and the number and kind of shares covered by, outstanding options granted under the 2002 Option Plan. Any shares subject to an option which expires or is terminated before exercise will again be available for issuance under the 2002 Option Plan.

     Options and cash awards may be granted to directors, officers (including officers who are members of the Board of Directors) and other key employees of the Holding Company and its subsidiaries who are materially responsible for the management or operation of the business of the Holding Company or its subsidiaries and have provided valuable services to the Holding Company or its subsidiaries. Such individuals may be granted more than one option under the 2002 Option Plan. However, no employee may be granted options under the 2002 Option Plan for more than 25,000 shares of Common Stock in any calendar year (subject to antidilution adjustments).

Terms of the Options

     Stock Option Price. The price to be paid for shares of Common Stock upon the exercise of each incentive stock option shall not be less than the fair market value of such shares on the date on which the option is granted. However, the Committee does have the discretion to award non-qualified stock options to eligible employees and directors of the Holding Company or of its subsidiaries at a price no less than 85% of the fair market value of the Common Stock on the date the option is granted. Incentive stock options granted to holders of more than 10% of the combined voting power of all classes of stock of the Holding Company may be granted at an option price no less than 110% of the fair market value of the stock on the date of grant.

     Option Term. No option may have a term longer than ten years and one day from the date grant. However, under the Code, incentive stock options may not have terms in excess of ten years. Incentive stock options granted to holders of more than 10% of the combined voting power of all classes of stock of the Holding Company may not have terms in excess of five years.

     Exercise of Option. The option price of each share of stock is to be paid in full in cash at the time of exercise. Under certain circumstances, the 2002 Option Plan permits optionees to deliver a notice to their broker to deliver to the Holding Company the total option price in cash and the amount of any taxes to be withheld from the optionee's compensation as a result of any withholding tax obligation of the Holding Company. Payment of the option price may also be effected by tendering whole shares of the Holding Company's Common Stock owned by the Optionee and cash having a fair market value equal to the cash exercise price of the shares with respect to which the option is being exercised. Options may be exercisable in full at any time during their term or in such installments, on a cumulative basis, as the Stock Compensation Committee may determine, except that no option may be exercised at any time as to fewer than 100 shares unless the exercise is with respect to an entire residue of fewer than 100 shares, and no option may be exercised during the first six months of its term.

     Exercise of Options by Other than Outside Directors. Except as provided below, upon termination of an optionholder's employment by the Holding Company and its subsidiaries, all rights under any options granted to him but not yet exercised terminate. In the event that an optionee retires pursuant to any then existing pension plan of the Holding Company or its subsidiaries, his option may be exercised by him in whole or in part within three years after his retirement until the expiration of the option term fixed by the Committee, whether or not the option was otherwise exercisable by him at his date of retirement; provided, however, that if he remains a director or director emeritus of the Holding Company he may exercise such option until the later of (a) three years after his retirement or (b) six months after he ceases to be a director or director emeritus of the Holding Company. If an optionee's employment by the Holding Company and its subsidiaries terminates by reason of permanent and total disability, his option may be exercised by him in whole or in part within one year after such termination of employment, whether or not the option was otherwise exercisable by him at the time of such termination of employment. If the optionee dies while employed by the Holding Company or its subsidiaries, within three years after his retirement (or, if later, six months following his termination of service as a director or director emeritus of the Holding Company), or within one year after his termination of employment because of permanent and total disability, his option may be exercised by his estate or by the person or persons entitled thereto by will or by the applicable laws of descent or distribution at any time within one year after the date of such death, whether or not the option was otherwise exercisable by the optionee at the date of his death. Notwithstanding the foregoing, in no event may any option be exercised after the expiration of the option term set by the Stock Compensation Committee.

     Exercise of Options by Outside Directors. Options granted to Outside Directors terminate six months after the date such Outside Director ceases to be a director and director emeritus of the Holding Company for any reason. If an optionee who is an Outside Director ceases to be a director and a director emeritus by reason of disability, any option granted to him may be exercised in whole or in part within one year of such termination of service, whether or not the option was otherwise exercisable by him at the time of such termination of service. In the event of the death of an Outside Director while serving as a director or director emeritus of the Holding Company, within six months after he ceases to be a director and a director emeritus of the Holding Company, or within one year after he ceases to be a director and a director emeritus of the Holding Company by reason of disability, any option granted to him may be exercised by his estate or by the person or persons entitled thereto by will or by the applicable laws of descent or distribution at any time within one year after the date of such death, whether or not the option was exercisable by the optionee at the date of his death. Notwithstanding the foregoing, in no event may any option be exercised after the expiration of the option term set by the Stock Compensation Committee.

     Nontransferability of Option. Options may not be transferred except by will or the laws of descent and distribution. During the lifetime of an optionee, they may be exercised only by him or his guardian or legal representative.

     Maximum Incentive Stock Options. The aggregate fair market value of stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year under the 2002 Option Plan may not exceed $100,000. For purposes of these computations, the fair market value of the shares is to be determined as of the date the option is granted and computed in the manner determined by the Stock Compensation Committee consistent with the requirements of the Code. This limitation does not apply to non-qualified stock options granted under the 2002 Option Plan.

     Cash Awards. The Stock Compensation Committee may grant to optionees who are granted non-qualified stock options the right to receive a cash amount which is intended to reimburse the optionee for all or a portion of the federal, state and local income taxes imposed upon the optionee as a result of the exercise of a non-qualified stock option and the receipt of a cash award.

     Replacement and Extension of the Terms of Options and Cash Awards. The Stock Compensation Committee from time to time may permit an optionee under the 2002 Option Plan or any other stock option plan adopted by the Holding Company or any of its subsidiaries, to surrender for cancellation any unexercised outstanding stock option and receive from the optionee's employing corporation in exchange therefor an option for such number of shares of Common Stock as may be designated by the Stock Compensation Committee. Such optionees may also be granted related cash awards.

     Change of Control. In the event of a change of control of the Holding Company, and subject to certain limitations set forth in the 2002 Option Plan, outstanding options which are not otherwise exercisable will become immediately exercisable. Change of control, for this purpose, means an acquisition of control of the Holding Company or MFB Financial within the meaning of 12 C.F.R. ss. 574.4(a) (other than a change of control resulting from a trustee or other fiduciary holding shares of Common Stock under an employee benefit plan of the Holding Company or any of its subsidiaries). This provision could result in adverse tax consequences to the Holding Company and to the optionee as a result of the golden parachute provisions in the Code. Under the golden parachute provisions, compensatory payments made by the Holding Company to an employee following a change in control which are contingent on a change in control and which exceed certain limits based on the average annual compensation of the employee for the five calendar years before the change in control are not deductible by the Holding Company and would subject the optionee to a 20% excise tax. The value of any option which would become immediately exercisable following a change in control (the spread between the then fair market value of the option shares and the option price) could be deemed to be a compensatory payment contingent on a change in control, and, thus, if such amount, when added to any other payments made by the Holding Company to the employee which are contingent on a change in control, would exceed the limits described above, the excess amounts would be non-deductible and subject to the excise tax.

     The effect of this change of control provision which, under certain circumstances, could accelerate benefits to optionholders may be to increase the cost of a potential business combination or acquisition of control of the Holding Company. To the extent that this increased cost is significant, potential acquirors may be deterred from pursuing a transaction involving the Holding Company, and its shareholders may be deprived of an opportunity to sell their shares at a favorable price. Moreover, to the extent this provision could operate to accelerate benefits under stock options awarded in the future, the Board of Directors believes that the expected benefits of these provisions in attracting and retaining qualified management personnel outweigh these possible disadvantages.

Other Provisions

     The Stock Compensation Committee may provide for such other terms, provisions and conditions of an option as are not inconsistent with the 2002 Option Plan. The Stock Compensation Committee may also prescribe, and amend, waive and rescind rules and regulations relating to the 2002 Option Plan, may accelerate the vesting of stock options or cash awards granted or made under the 2002 Option Plan, may make amendments or modifications in the terms and conditions (including exercisability) of the options relating to the effect of termination of employment of the optionees, and may waive any restrictions or conditions applicable to any option or the exercise thereof.

Amendment and Termination

     The Board of Directors of the Holding Company may amend the 2002 Option Plan from time to time, and, with the consent of the optionee, the terms and provisions of his option or cash award, provided, however, that (1) no amendment may, without the consent of an optionee, make any changes in any outstanding option or cash award which would adversely affect the rights of the optionee and
(2) without approval of the holders of at least a majority of the shares of the Holding Company voting in person or by proxy at a duly constituted meeting, or adjournment thereof, the following changes in the 2002 Option Plan may not be made: an increase in the number of shares reserved for issuance under the 2002 Option Plan (except as permitted by the antidilutive provisions in the 2002 Option Plan); an extension of the option terms to more than 10 years and one day from the date of grant of the option; or a material modification of the class of employees eligible to receive options or cash awards under the 2002 Option Plan. The Board of Directors of the Holding Company may terminate the 2002 Option Plan at any time. In any event, no incentive stock options may be granted under the Stock Option Plan after January 15, 2012.

Federal Income Tax Consequences

     The grant of incentive and non-qualified stock options will have no federal tax consequences to the Holding Company or the optionee. Moreover, if an incentive stock option is exercised (a) while the employee is employed by the Holding Company or its subsidiaries, (b) within three months after the optionee ceases to be an employee of the Holding Company or its subsidiaries, (c) after the optionee's death, or (d) within one year after the optionee ceases to be an employee of the Holding Company or its subsidiaries if the optionee's employment is terminated because of permanent and total disability (within the meaning of ss. 22(e)(3) of the Code), the exercise of the incentive stock option will ordinarily have no federal income tax consequences to the Holding Company or the optionee. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option price of the option will, along with other specified items, be considered taxable income in the taxable year of the optionee in which the option was exercised for purposes of determining the applicability of the alternative minimum tax. As a result, the exercise of an incentive stock option may subject an optionee to an alternative minimum tax depending on that optionee's particular circumstances.

     On the other hand, the recipient of a non-qualified stock option generally will realize taxable ordinary income at the time of exercise of his option in an amount equal to the excess of the fair market value of the shares acquired at the time of such exercise over the option price. A like amount is generally deductible by the Holding Company for federal income tax purposes as of that date. The 2002 Option Plan permits, under certain circumstances, holders of non-qualified stock options to satisfy any withholding obligation by having shares equal in value to the applicable withholding taxes withheld from the shares which they would otherwise receive upon the exercise of a non-qualified stock option.

     Upon the sale of the shares acquired upon the exercise of an incentive stock option no sooner than two years after the grant of the option and no sooner than one year after receipt of the shares by the optionee, any capital gain recognized would be taxed to the optionee at long-term rates. Upon the sale of shares acquired upon the exercise of an incentive stock option prior to two years after the grant of an option or prior to one year after receipt of the shares by the optionee, the optionee will generally recognize, in the year of disposition, ordinary income equal to the lesser of (a) the spread between the fair market value of the shares on the date of exercise and the exercise price; and (b) the gain realized upon the disposition of those shares. The Holding Company will be entitled to a deduction equal to the amount of income recognized as ordinary income by the optionee. If the spread is the basis for determining the amount of ordinary income realized by the optionee, there will be additional long-term or short-term capital gain realized if the proceeds of such sale exceed such spread.

     Upon the subsequent sale of shares acquired upon exercise of a non-qualified stock option, the optionholder will recognize long-term capital gain or loss if the shares are deemed to have been held for 12 months or more, and short-term capital gain or loss in all other cases. Currently, long-term capital gains for noncorporate taxpayers are generally taxed at a maximum rate of 20%. Short-term capital gains are taxed at the same rates as ordinary income.

Financial Accounting Consequences

     At this time, neither the grant of incentive or non-qualified stock options nor the issuance of shares upon exercise of such options will result in a compensation expense charge to the Holding Company's earnings for financial accounting purposes, except that for non-qualified stock options, earnings will be charged with the excess, if any, of the fair market value on the date of grant over the exercise price of the option shares. Option proceeds from the exercise of these options and tax savings from non-qualified stock options (other than tax savings resulting from charges to earnings made when the exercise price is less than fair market value of the option shares on the date of grant) are credited to capital. The Financial Accounting Standards Board (the "FASB") has adopted rules that require increased disclosure about the value of stock options in financial statements for the Holding Company, including their impact on earnings.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE TO APPROVE AND RATIFY THE 2002 OPTION PLAN. SUCH ACTION REQUIRES THE APPROVAL OF THE HOLDERS OF AT LEAST A MAJORITY OF THE SHARES OF THE HOLDING COMPANY'S COMMON STOCK VOTING IN PERSON OR BY PROXY AND ENTITLED TO VOTE AT THE ANNUAL MEETING, OR ANY ADJOURNMENT THEREOF. ABSTENTIONS WILL BE INCLUDED IN THE NUMBER OF SHARES PRESENT AND ENTITLED TO VOTE ON THE PROPOSAL AND ACCORDINGLY TREATED AS "NO" VOTES, BUT BROKER NON-VOTES WILL BE EXCLUDED FROM THE NUMBER OF SHARES PRESENT AND ENTITLED TO VOTE ON THE PROPOSAL AND WILL HAVE NO EFFECT ON THE VOTE.

                    PROPOSAL III -- RATIFICATION OF AUDITORS

     The Board of Directors proposes for the ratification of the shareholders at the Annual Meeting the appointment of Crowe, Chizek and Company LLP, certified public accountants, as independent auditors for the fiscal year ended September 30, 2002. Crowe, Chizek and Company LLP has served as auditors for MFB Financial since 1977. A representative of Crowe, Chizek and Company LLP will be present at the Annual Meeting with the opportunity to make a statement if he so desires. He will also be available to respond to any appropriate questions shareholders may have.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities and Exchange Act of 1934, as amended (the "1934 Act"), requires that the Holding Company's officers and directors and persons who own more than 10% of the Holding Company's Common Stock file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Holding Company with copies of all Section 16(a) forms that they file.

     Based solely on its review of the copies of such forms received by it, and/or written representations from certain reporting persons that no Forms 5 were required for those persons, the Holding Company believes that for the fiscal year ended September 30, 2001, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners with respect to
Section 16(a) of the 1934 Act were satisfied in a timely manner.

                             SHAREHOLDER PROPOSALS

     Any proposal which a shareholder wishes to have presented at the next Annual Meeting of the Holding Company and included in the Holding Company's proxy statement, must be received at the main office of the Holding Company no later than 120 days in advance of December 13, 2002. Any such proposal should be sent to the attention of the Secretary of the Holding Company at 121 South Church Street, Mishawaka, Indiana, 46544. A shareholder proposal being submitted outside the processes of Rule 14a-8 promulgated under the 1934 Act will be considered untimely if it is received by the Holding Company later than 45 days in advance of December 13, 2002. If the Holding Company receives notice of such proposal after such time, each proxy that the Holding Company receives will confer upon it discretionary authority to vote on the proposal in the manner the proxies deem appropriate.

                                 OTHER MATTERS

     Management is not aware of any business to come before the Annual Meeting other than those matters described in the Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

     The cost of solicitation of proxies will be borne by the Holding Company. The Holding Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of the Common Stock. In addition to solicitation by mail, directors, officers, and employees of the Holding Company may solicit proxies personally or by telephone without additional compensation.

     Each shareholder is urged to complete, date and sign the proxy and return it promptly in the enclosed envelope.


                                        By Order of the Board of Directors


                                        /s/ Charles J. Viater

                                        Charles J. Viater, President

December 13, 2001

                                                                       Exhibit A
                                                                       ---------

                                   MFB CORP.

                             2002 STOCK OPTION PLAN

     1. Purpose. The purpose of the MFB Corp. 2002 Stock Option Plan (the "Plan") is to provide to directors, officers and other key employees of MFB Corp. (the "Holding Company") and its majority-owned and wholly-owned subsidiaries (individually a "Subsidiary" and collectively the "Subsidiaries"), including, but not limited to, MFB Financial ("MFB"), who are materially responsible for the management or operation of the business of the Holding Company or a Subsidiary and have provided valuable services to the Holding
Company or a Subsidiary, a favorable opportunity to acquire Common Stock, without par value ("Common Stock"), of the Holding Company, thereby providing them with an increased incentive to work for the success of the Holding Company and its Subsidiaries and better enabling each such entity to attract and retain capable directors and executive personnel.

     2. Administration of the Plan. The Plan shall be administered, construed and interpreted by a committee (the "Committee") consisting of at least two members of the Board of Directors of the Holding Company, each of whom is a "Non-Employee Director" within the meaning of the definition of that term contained in Reg. ss. 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"). The members of the Committee shall be designated from time to time by the Board of Directors of the Holding Company. The decision of a majority of the members of the Committee shall constitute the decision of the Committee, and the Committee may act either at a meeting at which a majority of the members of the Committee is present or by a written consent signed by all members of the Committee. The Committee shall have the sole, final and conclusive authority to determine, consistent with and subject to the provisions of the Plan:

          (a) the individuals (the "Optionees") to whom options or successive options or cash awards shall be granted under the Plan;

          (b) the time when options or cash awards shall be granted hereunder;

          (c) the number of shares of Common Stock to be covered under each option and the amount of any cash awards;

          (d) the option price to be paid upon the exercise of each option;

          (e) the period within which each such option may be exercised;

          (f) the extent to which an option is an incentive stock option or a non-qualified stock option; and

          (g) the terms and conditions of the respective agreements by which options granted or cash awards shall be evidenced.

The Committee shall also have authority to prescribe, amend, waive, and rescind rules and regulations relating to the Plan, to accelerate the vesting of any stock options or cash awards made hereunder, to make amendments or modifications in the terms and conditions (including exercisability) of the options relating to the effect of termination of employment of the optionee (subject to the last sentence of Section 12 hereof), to waive any restrictions or conditions applicable to any option or the exercise thereof, and to make all other determinations necessary or advisable in the administration of the Plan.

     3. Eligibility. The Committee may, consistent with the purposes of the Plan, grant options and cash awards to officers, directors and other key employees of the Holding Company or of a Subsidiary who in the opinion of the Committee are from time to time materially responsible for the management or operation of the business of the Holding Company or of a Subsidiary and have provided valuable services to the Holding Company or a Subsidiary; provided, however, that in no event may any employee who owns (after application of the ownership rules in ss. 425(d) of the Internal Revenue Code of 1986, as amended (the "Code")) shares of stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Holding Company or any of its Subsidiaries be granted an incentive stock option hereunder unless at the time such option is granted the option price is at least 110% of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five (5) years from the date such option is granted. No employee may be granted options under the Plan for more than 25,000 shares of Common Stock in any calendar year (subject to adjustments contemplated by Section 7 hereof). Subject to the foregoing provisions, an individual who has been granted an option under the Plan (an "Optionee"), if he is otherwise eligible, may be granted an additional option or options if the Committee shall so determine.

     4. Stock Subject to the Plan. There shall be reserved for issuance upon the exercise of options granted under the Plan, 100,000 shares of Common Stock of the Holding Company, which may be authorized but unissued shares or treasury shares of the Holding Company. Subject to Section 7 hereof, the shares for which options may be granted under the Plan shall not exceed that number. If any option shall expire or terminate or be surrendered for any reason without having been exercised in full, the unpurchased shares subject thereto shall (unless the Plan shall have terminated) become available for other options under the Plan.

     5. Terms of Options. Each option granted under the Plan shall be subject to the following terms and conditions and to such other terms and conditions not inconsistent therewith as the Committee may deem appropriate in each case:

          (a) Option Price. The price to be paid for shares of stock upon the exercise of each option shall be determined by the Committee at the time such option is granted, but such price in no event shall be less than the fair market value, as determined by the Committee consistent with Treas. Reg. ss. 20.2031-2 and any requirements of ss. 422A of the Code, of such stock on the date on which such option is granted; provided, however that the Committee shall have discretion to award non-qualified stock options to eligible employees or directors of the Holding Company or of a Subsidiary at a price no less than 85% of the fair market value of the Common Stock on the date of grant, as determined by the Committee consistent with Treas. Reg ss. 20.2031-2.

          (b) Period for Exercise of Option. An option shall not be exercisable after the expiration of such period as shall be fixed by the Committee at the time of the grant thereof, but such period in no event shall exceed ten
     (10) years and one day from the date on which such option is granted; provided, that incentive stock options granted hereunder shall have terms not in excess of ten (10) years and non-qualified stock options shall be for a period not in excess of ten (10) years and one day from the date of grant thereof. Options shall be subject to earlier termination as hereinafter provided.

          (c) Exercise of Options. The option price of each share of stock purchased upon exercise of an option shall be paid in full at the time of such exercise. Payment may be in (i) cash, (ii) if the Optionee may do so in conformity with Regulation T (12 C.F.R. ss. 220.3(e)(4)) without violating ss. 16(b) or ss. 16(c) of the 1934 Act, pursuant to a broker's cashless exercise procedure, by delivering a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Holding Company the total option price in cash and, if desired, the amount of any taxes to be withheld from the Optionee's compensation as a result of any withholding tax obligation of the Holding Company or any of its Subsidiaries, as specified in such notice, or (iii) with the approval of the Committee, by tendering whole shares of the Holding Company's Common Stock owned by the Optionee and cash having a fair market value equal to the cash exercise price of the shares with respect to which the option is being exercised. For this purpose, any shares so tendered by an Optionee shall be deemed to have a fair market value equal to the mean between the highest and lowest quoted selling prices for the shares on the date of exercise of the option (or if there were no sales on such date the weighted average of the means between the highest and lowest quoted selling prices for the shares on the nearest date before and the nearest date after the date of exercise of the options as prescribed by Treas. Reg. ss. 20-2031-2), as reported in The Wall Street Journal or a similar publication selected by the Committee. The Committee shall have the authority to grant options exercisable in full at any time during their term, or exercisable in such installments at such times during their term as the Committee may determine; provided, however, that options shall not be exercisable during the first six (6) months of their term. Installments not purchased in earlier periods shall be cumulated and be available for purchase in later periods. Subject to the other provisions of this Plan, an option may be exercised at any time or from time to time during the term of the option as to any or all whole shares which have become subject to purchase pursuant to the terms of the option or the Plan, but not at any time as to fewer than one hundred (100) shares unless the remaining shares which have become subject to purchase are fewer than one hundred (100) shares. An option may be exercised only by written notice to the Holding Company, mailed to the attention of its Secretary, signed by the Optionee (or such other person or persons as shall demonstrate to the Holding Company his or their right to exercise the option), specifying the number of shares in respect of which it is being exercised, and accompanied by payment in full in either cash or by check in the amount of the aggregate purchase price therefor, by delivery of the irrevocable broker instructions referred to above, or, if the Committee has approved the use of the stock swap feature provided for above, followed as soon as practicable by the delivery of the option price for such shares.

          (d) Certificates. The certificate or certificates for the shares issuable upon an exercise of an option shall be issued as promptly as practicable after such exercise. An Optionee shall not have any rights of a shareholder in respect to the shares of stock subject to an option until the date of issuance of a stock certificate to him for such shares. In no case may a fraction of a share be purchased or issued under the Plan, but if, upon the exercise of an option, a fractional share would otherwise be issuable, the Holding Company shall pay cash in lieu thereof.

          (e) Termination of Option. If an Optionee (other than a director of the Holding Company or a Subsidiary who is not an employee of the Holding Company or a Subsidiary (an "Outside Director")) ceases to be an employee of the Holding Company and the Subsidiaries for any reason other than retirement, permanent and total disability (within the meaning of ss. 22(e)(3) of the Code), or death, any option granted to him shall forthwith terminate. Leave of absence approved by the Committee shall not constitute cessation of employment. If an Optionee (other than an Outside Director) ceases to be an employee of the Holding Company and the Subsidiaries by reason of retirement, any option granted to him may be exercised by him in whole or in part within three (3) years after the date of his retirement, whether or not the option was otherwise exercisable at the date of his retirement; provided, however, that if such employee remains a director or director emeritus of the Holding Company, the option granted to him may be exercised by him in whole or in part until the later of (a) three (3) years after the date of his retirement, or (b) six months after his service as a director or director emeritus of the Holding Company terminates. (The term "retirement" as used herein means such termination of employment as shall entitle such individual to early or normal retirement benefits under any then existing pension plan of the Holding Company or a Subsidiary.) If an Optionee (other than an Outside Director) ceases to be an employee of the Holding Company and the Subsidiaries by reason of permanent and total disability (within the meaning of ss. 22(e)(3) of the Code), any option granted to him may be exercised by him in whole or in part within one (1) year after the date of his termination of employment by reason of such disability whether or not the option was otherwise exercisable at the date of such termination. Options granted to Outside Directors shall cease to be exercisable six (6) months after the date such Outside Director is no longer a director or director emeritus of the Holding Company or a Subsidiary for any reason other than death or disability. If an Optionee who is an Outside Director ceases to be a director and a director emeritus by reason of disability, any option granted to him may be exercised in whole or in part within one (1) year after the date the Optionee ceases to be a director and a director emeritus by reason of such disability, whether or not the option was otherwise exercisable at such date. In the event of the death of an Optionee while in the employ or service as a director or director emeritus of the Holding Company or a Subsidiary, or, if the Optionee is not an Outside Director, within three (3) years after the date of his retirement (or, if later, six months following his termination of service as a director or director emeritus of the Holding Company or a Subsidiary) or within one (1) year after the termination of his employment by reason of permanent and total disability (within the meaning of ss. 22(e)(3) of the Code), or, if the Optionee is an Outside Director, within six (6) months after he is no longer a director and a director emeritus of the Holding Company or of Subsidiary for reasons other than disability or, within one (1) year after the termination of his service by reason of disability, any option granted to him may be exercised in whole or in part at any time within one (1) year after the date of such death by the executor or administrator of his estate or by the person or persons entitled to the option by will or by applicable laws of descent and distribution until the expiration of the option term as fixed by the Committee, whether or not the option was otherwise exercisable at the date of his death. Notwithstanding the foregoing provisions of this subsection
     (e), no option shall in any event be exercisable after the expiration of the period fixed by the Committee in accordance with subsection (b) above.

          (f) Nontransferability of Option. No option may be transferred by the Optionee otherwise than by will or the laws of descent and distribution and during the lifetime of the Optionee options shall be exercisable only by the Optionee or his guardian or legal representative.

          (g) No Right to Continued Service. Nothing in this Plan or in any agreement entered into pursuant hereto shall confer on any person any right to continue in the employ or service of the Holding Company or its Subsidiaries or affect any rights the Holding Company, a Subsidiary, or the shareholders of the Holding Company may have to terminate his service at any time.

          (h) Maximum Incentive Stock Options. The aggregate fair market value of stock with respect to which incentive stock options (within the meaning of ss. 422A of the Code) are exercisable for the first time by an Optionee during any calendar year under the Plan or any other plan of the Holding Company or its Subsidiaries shall not exceed $100,000. For this purpose, the fair market value of such shares shall be determined as of the date the option is granted and shall be computed in such manner as shall be determined by the Committee, consistent with the requirements of ss. 422A of the Code.

          (i) Agreement. Each option shall be evidenced by an agreement between the Optionee and the Holding Company which shall provide, among other things, that, with respect to incentive stock options, the Optionee will advise the Holding Company immediately upon any sale or transfer of the shares of Common Stock received upon exercise of the option to the extent such sale or transfer takes place prior to the later of (a) two (2) years from the date of grant or (b) one (1) year from the date of exercise.

          (j) Investment Representations. Unless the shares subject to an option are registered under applicable federal and state securities laws, each Optionee by accepting an option shall be deemed to agree for himself and his legal representatives that any option granted to him and any and all shares of Common Stock purchased upon the exercise of the option shall be acquired for investment and not with a view to, or for the sale in connection with, any distribution thereof, and each notice of the exercise of any portion of an option shall be accompanied by a representation in writing, signed by the Optionee or his legal representatives, as the case may be, that the shares of Common Stock are being acquired in good faith for investment and not with a view to, or for sale in connection with, any distribution thereof (except in case of the Optionee's legal representatives for distribution, but not for sale, to his legal heirs, legatees and other testamentary beneficiaries). Any shares issued pursuant to an exercise of an option may bear a legend evidencing such representations and restrictions.

     6. Incentive Stock Options and Non-Qualified Stock Options. Options granted under the Plan may be incentive stock options under ss. 422A of the Code or non-qualified stock options, provided, however, that Outside Directors shall be granted only non-qualified stock options. All options granted hereunder will be clearly identified as either incentive stock options or non-qualified stock options. In no event will the exercise of an incentive stock option affect the right to exercise any non-qualified stock option, nor shall the exercise of any non-qualified stock option affect the right to exercise any incentive stock option. Nothing in this Plan shall be construed to prohibit the grant of incentive stock options and non-qualified stock options to the same person, provided, further, that incentive stock options and non-qualified stock options shall not be granted in a manner whereby the exercise of one non-qualified stock option or incentive stock option affects the exercisability of the other.

     7. Adjustment of Shares. In the event of any change after the effective date of the Plan in the outstanding stock of the Holding Company by reason of any reorganization, recapitalization, stock split, stock dividend, combination of shares, exchange of shares, merger or consolidation, liquidation, extraordinary distribution (consisting of cash, securities, or other assets), or any other change after the effective date of the Plan in the nature of the shares of stock of the Holding Company, the Committee shall determine what changes, if any, are appropriate in the number and kind of shares reserved under the Plan, and the Committee shall determine what changes, if any, are appropriate in the option price under and the number and kind of shares covered by outstanding options granted under the Plan. Any determination of the Committee hereunder shall be conclusive.

     8. Cash Awards. The Committee may, at any time and in its discretion, grant to any Optionee who is granted a non-qualified stock option the right to receive, at such times and in such amounts as determined by the Committee in its discretion, a cash amount ("cash award") which is intended to reimburse the Optionee for all or a portion of the federal, state and local income taxes imposed upon such Optionee as a consequence of the exercise of a non-qualified stock option and the receipt of a cash award.

     9. Replacement and Extension of the Terms of Options and Cash Awards. The Committee from time to time may permit an Optionee under the Plan or any other stock option plan heretofore or hereafter adopted by the Holding Company or any Subsidiary to surrender for cancellation any unexercised outstanding stock option and receive from his employing corporation in exchange therefor an option for such number of shares of Common Stock as may be designated by the Committee. Such Optionees also may be granted related cash awards as provided in Section 8 hereof.

     10. Change in Control. In the event of a Change in Control, all options previously granted and still outstanding under the Plan regardless of their terms, shall become exercisable. For this purpose, "Change in Control" shall mean a change in control of the Holding Company or MFB, within the meaning of 12 C.F.R. ss. 574.4(a) (other than a change of control resulting from a trustee or other fiduciary holding shares of Common Stock under an employee benefit plan of the Holding Company or any of its Subsidiaries).

     11. Tax Withholding. Whenever the Holding Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Holding Company shall have the right to require the Optionee or his or her legal representative to remit to the Holding Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares, and whenever under the Plan payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy any federal, state and/or local withholding tax requirements. If permitted by the Committee and pursuant to procedures established by the Committee, an Optionee may make a written election to have shares of Common Stock having an aggregate fair market value, as determined by the Committee, consistent with the requirements of Treas. Reg. ss. 20.2031-2, sufficient to satisfy the applicable withholding taxes, withheld from the shares otherwise to be received upon the exercise of a non-qualified option.

     12. Amendment. The Board of Directors of the Holding Company may amend the Plan from time to time and, with the consent of the Optionee, the terms and provisions of his option or cash award, except that without the approval of the holders of at least a majority of the shares of the Holding Company voting in person or by proxy at a duly constituted meeting or adjournment thereof:

          (a) the number of shares of stock which may be reserved for issuance under the Plan may not be increased, except as provided in Section 7 hereof;

          (b) the period during which an option may be exercised may not be extended beyond ten (10) years and one day from the date on which such option was granted; and

          (c) the class of persons to whom options or cash awards may be granted under the Plan shall not be modified materially.

No amendment of the Plan, however, may, without the consent of the Optionees, make any changes in any outstanding options or cash awards theretofore granted under the Plan which would adversely affect the rights of such Optionees.

     13. Termination. The Board of Directors of the Holding Company may terminate the Plan at any time and no option or cash award shall be granted thereafter. Such termination, however, shall not affect the validity of any option or cash award theretofore granted under the Plan. In any event, no incentive stock option may be granted under the Plan after the date which is ten
(10) years from the effective date of the Plan.

     14. Successors. This Plan shall be binding upon the successors and assigns of the Holding Company.

     15. Governing Law. The terms of any options granted hereunder and the rights and obligations hereunder of the Holding Company, the Optionees and their successors in interest shall be governed by Indiana law.

     16. Government and Other Regulations. The obligations of the Holding Company to issue or transfer and deliver shares under options granted under the Plan or make cash awards shall be subject to compliance with all applicable laws, governmental rules and regulations, and administrative action.

     17. Effective Date. The Plan shall become effective on the date the Plan is approved by the holders of at least a majority of the shares of the Holding Company voting in person or by proxy at a duly constituted meeting or adjournment thereof and any options granted pursuant to the Plan may not be exercised until the Board of Directors of the Holding Company has been advised by counsel that such approval has been obtained and all other applicable legal requirements have been met.

[X]   PLEASE MARK VOTES                REVOCABLE PROXY
      AS IN THIS EXAMPLE                   MFB CORP.



                         ANNUAL MEETING OF SHAREHOLDERS
                                JANUARY 15, 2002

     The undersigned hereby appoints Michael J. Portolese and Timothy C. Boenne, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of capital stock of MFB Corp. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the McKinley Branch Office, 411 W. McKinley Avenue, Mishawaka, Indiana, on Tuesday, January 15, 2002, at 7:00 P.M., and at any and all adjournments thereof, as follows:









                                 -------------------------
Please be sure to sign and       Date
date this Proxy in the box
below.
-------------------------------- -------------------------

Shareholder sign above           Co-holder (if any) sign
                                 above
-------------------------------- -------------------------


                                               For      With-   For All
                                                        hold    Except
1.    The election as directors of             [ ]       [ ]      [ ]
      Thomas F. Hums, Michael J. Marien,
      and Charles J. Viater, each for a three year term
      (except as marked to the contrary below).

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

--------------------------------------------------------------------------------


                                               For      Against      Abstain

2.    Approval and ratification of the         [ ]        [ ]          [ ]
      MFB Corp. 2002 Stock Option Plan

--------------------------------------------------------------------------------

                                               For      Against      Abstain

3.    Ratification of the appointment of       [ ]        [ ]          [ ]
      Crowe Chizek & Co. LLP as audi-
      tors for the fiscal year ending
      September 30, 2002.

      The Board of Directors recommends a vote "FOR" each of the listed propositions.
      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
      This proxy may be revoked at any time prior to the voting thereof.
      The undersigned acknowledges receipt from MFB Corp., prior to the execution of this proxy, of a Notice of the Meeting, a Proxy Statement and an Annual Report to Shareholders.
      THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

    Detach above card, sign, date and mail in postage paid envelope provided.

                                    MFB CORP.


--------------------------------------------------------------------------------

      Please sign as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.


                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY
--------------------------------------------------------------------------------